Exhibit 99.1
Northern Oil and Gas, Inc. Announces Multiple Acquisitions and
Additional Balance Sheet Enhancement

HIGHLIGHTS

•Acquisitions in total consist of 400 net acres, 0.7 net producing wells, 1.9 net wells in process and 1.0 net undrilled locations in the core of the Williston Basin
•Production from acquisitions primarily expected to come online in mid-2021 and average approximately 820 Boe per day in total for 2021
•Initial acquisition costs of $3.2 million in cash and 2.95 million shares of common stock
•Northern expects to pay back its acquisition costs and development capital expenses related to the properties within approximately 3 years, and still retaining additional future upside inventory
•Executed additional exchange agreements which will retire $4.0 million of Senior Notes and $7.6 million of Preferred Stock

MINNEAPOLIS – July 31, 2020 – Northern Oil and Gas, Inc. (NYSE American: NOG) (“Northern” or the “Company”) today announced that it has entered into definitive agreements to acquire producing properties, wells in process and acreage in the core of the Williston Basin from multiple counterparties (the “Sellers”). In addition, the Company has entered into exchange agreements with holders of its Senior Notes due 2023 and its Series A Preferred Stock.

ACQUISITIONS

Northern has acquired or entered into agreements to acquire non-operated interests for approximately 400 net acres, 0.7 net producing wells, 1.9 net wells in process and 1.0 net undrilled locations from undisclosed Sellers. These assets are primarily operated by Conoco, Continental Resources and WPX Energy and located in McKenzie, Mountrail and Dunn counties. The bulk of the wells in process are expected to come online in the summer of 2021.

All acquisition and development capital in 2020 remains within Northern’s previously stated capital budget.

Total consideration to be paid to the Sellers consists of $3.2 million in cash and approximately 2.95 million shares of Northern’s common stock, subject to a 180-day lock-up. Additional consideration of up to 450,000 shares shall be paid to the Seller receiving equity consideration, assuming full operation of the Dakota Access Pipeline over a twelve-month period. These transactions are expected to close within 60 days.

Northern is providing a multi-year forecast for production (2-stream), operating cash flow, and development capital for the acquired properties on an unhedged basis, based on recent strip pricing as of July 27, 2020. Northern expects to payback its acquisition costs and expected 2020-2022 capital development expense related to the properties within approximately 3 years given the strong free cash flow profile of the assets.

Acquisition Forecast:	2020	2021	2022	2023
Net Wells Turned-in-Line	0.0	1.9	0.3	0.1
Forecasted Production (boe/d)	41	820	784	566
Cash Flow from Operations	$0.1	$8.7	$8.2	$5.9
Development Capital Expenditures	$4.0	$10.5	$2.1	$0.8

MANAGEMENT COMMENT

“We continue to add to our core inventory,” commented Adam Dirlam, Chief Operating Officer of Northern. “Record levels of wells-in-process should drive strong volumes, and improve upon our return on capital employed metrics in 2021 and beyond.”

BALANCE SHEET ENHANCEMENT

Northern entered into an exchange agreement with a holder of the Company’s 8.5% senior secured notes due 2023. Pursuant to this agreement, the Company agreed to issue $3.7 million in common stock, in exchange for $4.0 million aggregate principal amount of the Notes, based on a forward pricing mechanism. This includes all accrued interest for the period. This transaction is expected to close on or about September 8, 2020. Upon closing of this transaction, the Company expects to have approximately $293.3 million remaining principal amount of Notes outstanding, a reduction of $124.4 million since year end 2019.

Northern entered into an exchange agreement with a holder of the Company’s 6.5% Series A Perpetual Cumulative Convertible Preferred Stock. Pursuant to this agreement, the Company agreed to issue $4.0 million in common stock, in exchange for $7.6 million of liquidation value of the Preferred Stock, based on a forward pricing mechanism. This transaction is expected to close on or about September 8, 2020. Upon closing of this transaction, the Company expects to have approximately $221.9 million remaining liquidation value of Preferred Stock outstanding.

These transactions will reduce Northern’s fixed charges by over $800,000 on an annual basis, assuming full payment of the preferred dividend.

MANAGEMENT COMMENT

“Northern has continued to methodically reduce its liabilities” commented Chad Allen, Chief Financial Officer of Northern. “We continue a path of acquiring and growing our enterprise while simultaneously reducing risk for our stakeholders.”

ADVISORS

Kirkland & Ellis acted as exclusive legal advisor to Northern in connection with the transaction.

ABOUT NORTHERN OIL AND GAS

Northern Oil and Gas, Inc. is a company with a primary strategy of investing in non-operated minority working and mineral interests in oil & gas properties, with a core area of focus in the Williston Basin Bakken and Three Forks play in North Dakota and Montana.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical facts included in this release regarding Northern’s financial position, business strategy, plans and objectives of management for future operations and industry conditions are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Northern’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on Northern’s properties and properties pending acquisition, the effects of the COVID-19 pandemic and related economic slowdown, infrastructure constraints and related factors affecting our properties, ongoing legal disputes over and potential shutdown of the Dakota Access Pipeline, Northern’s ability to acquire additional development opportunities, changes in Northern’s reserves estimates or the value thereof, general economic or industry conditions, nationally and/or in the communities in which Northern conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, Northern’s ability to consummate any pending acquisition transactions (including the transactions described herein), other risks and uncertainties related to the closing of pending acquisition transactions (including the transactions described herein), Northern’s ability to raise or access capital, changes in accounting principles, policies or guidelines, financial or political instability, health-related epidemics, acts of war or terrorism, and other economic, competitive, governmental, regulatory and technical factors affecting Northern’s operations, products, services and prices.

Northern has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Northern’s control. Northern does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

Mike Kelly, CFA
EVP, Finance
(952) 476-9800
ir@northernoil.com

Source: Northern Oil and Gas, Inc.